Exhibit 99.1

Yelp Announces First Quarter 2016 Financial Results

Local Revenue Increases 40% Over First Quarter 2015

SAN FRANCISCO--(BUSINESS WIRE)--May 5, 2016--Yelp Inc. (NYSE:YELP), the company that connects people with great local businesses, today announced financial results for the first quarter ended March 31, 2016.

  Net revenue was $158.6 million in the first quarter of 2016, reflecting 34% growth over the first quarter of 2015. Excluding brand advertising revenue, to account for the elimination of Yelp’s display advertising product in 2015, net revenue grew 42% compared to the first quarter of 2015.
  Cash flow from operations was $23.9 million in the first quarter. Adjusted EBITDA for the first quarter of 2016 was $13.0 million.
  Cumulative reviews grew 31% year over year to approximately 102 million.
  App Unique Devices grew 32% year over year to approximately 21 million on a monthly average basis1.
  Local advertising accounts grew 34% year over year to approximately 121 thousand.

Net loss in the first quarter of 2016 was ($15.5) million, or ($0.20) per share, compared to a net loss of ($1.3) million, or ($0.02) per share, in the first quarter of 2015. Non-GAAP net income, which consists of net income excluding stock-based compensation and amortization was $6.0 million for the first quarter, or $0.08 per share, compared to $7.9 million, or $0.10 per share, in the first quarter of 2015.

“We had a great start to the year with local revenue growth accelerating to 40% year over year,” said Jeremy Stoppelman, Yelp’s co-founder and chief executive officer. “We hit a major milestone in the first quarter, surpassing 100 million cumulative reviews. With a mobile review contributed every two seconds on average in the quarter, our fresh, relevant review content is what makes Yelp a destination for consumers looking to find and transact with great local businesses. Our sizable, purchase-oriented traffic makes us the perfect place for local businesses to advertise and positions us well to capture the significant opportunity as local ad dollars continue to shift online.”

First Quarter Operating Summary

  Local revenue totaled $138.1 million, representing 40% growth compared to the first quarter of 2015.
  Transactions revenue totaled $14.5 million, compared to $6.6 million in the first quarter of 2015, primarily due to the acquisition of Eat24 in the first quarter of 2015.
  Other revenue totaled $6.0 million which declined 11% compared to the first quarter of 2015.

Business Highlights

  Community: In March 2016, Yelp achieved a major milestone, surpassing 100 million cumulative reviews. By the end of the first quarter, Yelp had 102 million cumulative reviews, representing growth of 31% compared to the same period last year. As of March 31, 2016, approximately 50% of reviews on Yelp had been added in the last two and a half years.
  App Engagement: Approximately 21 million unique devices accessed Yelp via the mobile app on a monthly average basis in the first quarter of 2016, an increase of 32% compared to the same period in 2015. App users viewed approximately 70% of page views in the first quarter and were more than 10 times as engaged as website users, as measured by number of pages viewed.
  Local revenue: Local revenue growth accelerated to 40% year over year to $138.1 million driven by continued strength in Yelp’s recurring revenue base, strong sales team results, and better than expected ad budget fulfillment. Yelp’s national business comprised approximately 20% of local revenue in the first quarter of 2016.

Business Outlook

As of today, Yelp is providing its outlook for the second quarter of 2016 and updating its outlook for revenue and adjusted EBITDA for the full year of 2016.

  For the second quarter of 2016, net revenue is expected to be in the range of $167 million to $171 million, representing growth of approximately 26% compared to the second quarter of 2015 at the midpoint of the range. Adjusted EBITDA is expected to be in the range of $21 million to $25 million. Stock-based compensation is expected to be in the range of $20 million to $22 million, and depreciation and amortization is expected to be approximately 5% of revenue.
  For the full year of 2016, net revenue is expected to be in the range of $690 million to $702 million, representing growth of approximately 27% compared to full year 2015 at the midpoint of the range. Adjusted EBITDA is expected to be in the range of $93 million to $105 million. Stock-based compensation is expected to be in the range of $84 million to $87 million, and depreciation and amortization is expected to be approximately 5% of revenue.

Quarterly Conference Call

To access the call, please dial 1 (866) 776-8879, or outside the U.S. 1 (440) 996-5670, with Passcode 90874309, at least five minutes prior to the 1:30 p.m. PT start time. A live webcast of the call will also be available at http://www.yelp-ir.com under the Events & Presentations menu. An audio replay will be available between 4:30 p.m. PT May 5, 2016 and 11:59 p.m. PT May 12, 2016 by calling 1 (855) 859-2056 or 1 (404) 537-3406, with Passcode 90874309. The replay will also be available on the Company's website at http://www.yelp-ir.com.

About Yelp

Yelp Inc. (http://www.yelp.com) connects people with great local businesses. Yelp was founded in San Francisco in July 2004. Since then, Yelp communities have taken hold in major metros across more than 30 countries. Approximately 21 million unique devices1 accessed Yelp via the Yelp app, approximately 77 million unique visitors visited Yelp via desktop computer2 and approximately 69 million unique visitors visited Yelp via mobile website3 on a monthly average basis during the first quarter of 2016. By the end of the same quarter, Yelpers had written approximately 102 million rich, local reviews, making Yelp the leading local guide for real word-of-mouth on everything from boutiques and mechanics to restaurants and dentists.

1 Calculated as the number of unique devices accessing the app on a monthly average basis over a given three-month period, according to internal Yelp logs.

2 Calculated as the number of “users,” as measured by Google Analytics, accessing Yelp via desktop computer on an average monthly basis over a given three-month period.

3 Calculated as the number of “users,” as measured by Google Analytics, accessing Yelp via mobile website on a monthly average basis over a given three-month period.

Non-GAAP Financial Measures

This press release includes information relating to adjusted EBITDA, non-GAAP net income and non-GAAP net income per share, each of which the Securities and Exchange Commission has defined as a "non-GAAP financial measure." Adjusted EBITDA, non-GAAP net income and non-GAAP net income per share have been included in this press release because they are key measures used by Yelp management and board of directors to understand and evaluate core operating performance and trends, to prepare and approve its annual budget and to develop short- and long-term operational plans. The presentation of this financial information, which is not prepared under any comprehensive set of accounting rules or principles, is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with generally accepted accounting principles in the United States (“GAAP”).

Adjusted EBITDA and non-GAAP net income have limitations as analytical tools, and you should not consider them in isolation or as substitutes for analysis of Yelp’s financial results as reported under GAAP. Some of these limitations are:

  although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and adjusted EBITDA and non-GAAP net income do not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements;
  adjusted EBITDA does not reflect changes in, or cash requirements for, Yelp's working capital needs;
  adjusted EBITDA and non-GAAP net income do not consider the potentially dilutive impact of equity-based compensation;
  adjusted EBITDA does not reflect tax payments that may represent a reduction in cash available to Yelp; and
  other companies, including those in Yelp’s industry, may calculate adjusted EBITDA and non-GAAP net income differently, which reduces their usefulness as comparative measures.

Because of these limitations, you should consider adjusted EBITDA, non-GAAP net income and non-GAAP net income per share alongside other financial performance measures, including various cash flow metrics, net income (loss) and Yelp’s other GAAP results. Additionally, Yelp has not reconciled its adjusted EBITDA outlook for the second quarter and full year 2016 to its net income (loss) outlook because it does not provide an outlook for other income (expense) and provision for income taxes, which are reconciling items between net income (loss) and adjusted EBITDA. As items that impact net income (loss) are out of Yelp’s control and cannot be reasonably predicted, Yelp is unable to provide such an outlook. Accordingly, reconciliation to net income (loss) outlook for the second quarter and full year 2016 is not available without unreasonable effort. For a reconciliation of historical non-GAAP financial measures to the nearest comparable GAAP measures, see the non-GAAP reconciliations included below in this press release.

Forward-Looking Statements

This press release contains forward-looking statements relating to, among other things, the future performance of Yelp and its consolidated subsidiaries that are based on Yelp’s current expectations, forecasts and assumptions and involve risks and uncertainties. These statements include, but are not limited to, statements regarding expected financial results for the second quarter and full year 2016, Yelp’s priorities for 2016 and its ability to execute against those priorities, Yelp’s ability to improve its margins, Yelp’s ability to capture a meaningful share of the large local market and capitalize on the significant opportunity of local ad dollars shifting to online, the future growth in Yelp revenue and continued investing by Yelp in its future growth, Yelp’s ability to drive daily usage and engagement (particularly on mobile), increase awareness of Yelp among consumers, and deliver value to local businesses, Yelp’s ability to increase transactions completed on its platform, Yelp’s ability to take advantage of trends toward app usage and native advertising and to become the leading destination for consumers connecting with great local businesses. Yelp’s actual results could differ materially from those predicted or implied and reported results should not be considered as an indication of future performance. Factors that could cause or contribute to such differences include, but are not limited to: Yelp’s limited operating history in an evolving industry; Yelp’s ability to generate sufficient revenue to regain profitability, particularly in light of its significant ongoing sales and marketing expenses; Yelp’s ability to successfully manage acquisitions of new businesses, solutions or technologies, such as Eat24, and to integrate those businesses, solutions or technologies; Yelp’s reliance on traffic to its website from search engines like Google and Bing; Yelp’s ability to generate and maintain sufficient high quality content from its users; maintaining a strong brand and managing negative publicity that may arise; maintaining and expanding Yelp’s base of advertisers; changes in political, business and economic conditions, including any European or general economic downturn or crisis and any conditions that affect ecommerce growth; fluctuations in foreign currency exchange rates; Yelp’s ability to deal with the increasingly competitive local search environment; Yelp’s need and ability to manage other regulatory, tax and litigation risks as its services are offered in more jurisdictions and applicable laws become more restrictive; the competitive and regulatory environment while Yelp continues to expand geographically and introduce new products and as new laws and regulations related to Internet companies come into effect; Yelp’s ability to timely upgrade and develop its systems, infrastructure and customer service capabilities. The forward-looking statements in this release do not include the potential impact of any acquisitions or divestitures that may be announced and/or completed after the date hereof.

More information about factors that could affect Yelp’s operating results is included under the captions "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in Yelp’s most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q at http://www.yelp-ir.com or the SEC's website at www.sec.gov. Undue reliance should not be placed on the forward-looking statements in this release, which are based on information available to Yelp on the date hereof. Yelp assumes no obligation to update such statements.

Yelp Inc.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	March 31,	December 31,
	2016	2015
Assets
Current assets:
Cash and cash equivalents	$183,505	$171,613
Short-term marketable securities	191,952	199,214
Accounts receivable, net	54,774	52,755
Prepaid expenses and other current assets	17,109	19,700
Total current assets	447,340	443,282

Long-term marketable securities	8,272	-
Property, equipment and software, net	84,776	80,467
Goodwill	173,733	172,197
Intangibles, net	37,590	39,294
Restricted cash	17,306	16,486
Other assets	3,950	3,701
Total assets	$772,967	$755,427

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$3,200	$3,388
Accrued liabilities	52,764	43,458
Deferred revenue	2,977	2,931
Total current liabilities	58,941	49,777
Long-term liabilities	13,332	12,030
Total liabilities	72,273	61,807

Stockholders' equity
Common stock	-	-
Additional paid-in capital	793,468	774,022
Accumulated other comprehensive loss	(11,777)	(13,519)
Accumulated deficit	(80,997)	(66,883)
Total stockholders' equity	700,694	693,620
Total liabilities and stockholders' equity	$772,967	$755,427

Yelp Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	March 31,
	2016	2015

Net revenue	$158,613	$118,508

Costs and expenses
Cost of revenue (1)	15,078	8,699
Sales and marketing (1)	95,628	63,266
Product development (1)	32,222	23,960
General and administrative (1)	21,769	19,937
Depreciation and amortization	8,189	6,895
Total costs and expenses	172,886	122,757
Loss from operations	(14,273)	(4,249)
Other income, net	258	562
Loss before income taxes	(14,015)	(3,687)
Benefit (Provision) for income taxes	(1,437)	2,403
Net loss attributable to common stockholders	$(15,452)	$(1,284)

Net loss per share attributable to common stockholders:
Basic	$(0.20)	$(0.02)
Diluted	$(0.20)	$(0.02)

Weighted-average shares used to compute net loss per share attributable to common stockholders:
Basic	75,884	73,684
Diluted	75,884	73,684

(1) Includes stock-based compensation expense as follows:
	Three Months Ended
	March 31,
	2016	2015
Cost of revenue	$401	$124
Sales and marketing	6,342	4,937
Product development	8,030	5,105
General and administrative	4,337	3,505
Total stock-based compensation	$19,110	$13,671

Yelp Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended
	March 31,
	2016	2015
Operating activities
Net loss	$(15,452)	$(1,284)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	8,189	6,895
Provision for doubtful accounts and sales returns	5,091	3,434
Stock-based compensation	19,110	13,671
Loss on disposal of assets and website development costs	104	52
Premium amortization, net, on securities held-to-maturity	376	(117)
Excess tax benefit from share-based award activity	-	(815)

Changes in operating assets and liabilities:
Accounts receivable	(5,235)	(2,850)
Prepaid expenses and other assets	2,884	(6,045)
Accounts payable, accrued expenses and other liabilities	8,769	12,011
Deferred revenue	43	683
Net cash provided by operating activities	23,879	25,635

Investing activities
Acquisition, net of cash received	-	(71,546)
Purchases of property, equipment and software	(7,645)	(10,881)
Capitalized website and software development costs	(3,125)	(3,196)
Change in restricted cash	(820)	(5)
Purchase of intangible assets	-	(314)
Proceeds from sale of property and equipment	-	97
Purchases of marketable securities	(92,101)	(36,120)
Maturities of marketable securities	90,500	18,250
Net cash used in investing activities	(13,191)	(103,715)

Financing activities
Issuance of common stock upon exercise of employee stock options	1,045	3,398
Excess tax benefit from share-based award activity	-	815
Repurchase of common stock	-	(168)
Net cash provided by financing activities	1,045	4,045

Effect of exchange rate changes on cash and cash equivalents	159	(648)

Change in cash and cash equivalents	11,892	(74,683)
Cash and cash equivalents - Beginning of period	171,613	247,312
Cash and cash equivalents - End of period	$183,505	$172,629

Yelp Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands)
(Unaudited)

	Three Months Ended
	March 31,
	2016	2015

Reconciliation of adjusted EBITDA to GAAP Net Loss:
Net loss	$(15,452)	$(1,284)
(Benefit) provision for income taxes	1,437	(2,403)
Other income, net	(258)	(562)
Depreciation and amortization	8,189	6,895
Stock-based compensation	19,110	13,671
Adjusted EBITDA	$13,026	$16,317

Non-GAAP Net Income and Income per share:
GAAP net loss	$(15,452)	$(1,284)
Stock-based compensation	19,110	13,671
Amortization of intangible assets	1,712	1,231
Tax adjustments (see note below)	593	(5,716)
NON-GAAP NET INCOME	$5,963	$7,902

GAAP diluted shares	77,881	77,899

NON-GAAP NET INCOME PER SHARE	$0.08	$0.10

Note: Includes tax effects of stock-based compensation, amortization of intangibles, and valuation allowance.

CONTACT:
Yelp Inc.
Investor Relations
Allie Dalglish, 415-635-2412
ir@yelp.com